EXHIBIT 10.20

NINTH AMENDMENT TO LEASE

THIS NINTH AMENDMENT TO LEASE (this “Ninth Amendment”) is made as of January 31, 2020 by and between ARE-480 ARSENAL STREET, LLC, a Delaware limited liability company (“Landlord”), and TETRAPHASE PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

RECITALS

ALandlord and Tenant are parties to that certain Lease Agreement dated as of November 16, 2006, as amended by that certain First Amendment to Lease dated as of September 9, 2011, as further amended by that certain Second Amendment to Lease dated as of March 15, 2012, as further amended by that certain Third Amendment to Lease dated as of September 18, 2012, as further amended by that certain Fourth Amendment to Lease dated as of November 20, 2013, as further amended by that certain Fifth Amendment to Lease dated as of September 4, 2014, as further amended by that certain Sixth Amendment to Lease dated as of March 24, 2015, as further amended by that certain Seventh Amendment to Lease dated as of June 18, 2015, and as further amended by that certain Eighth Amendment to Lease dated as of November 29, 2018 (as amended, the “Lease”) Pursuant to the Lease, Tenant leases certain premises containing approximately 37,438 rentable square feet (the “Premises”) in a building located at 480 Arsenal Street, Watertown, Massachusetts (“Building”) The Premises are more particularly described In the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

BLandlord and Tenant desire, subject to the terms and cond1t1ons set forth below, to, among other things, reflect the surrender of a portion of the Premises consisting of approximately 15,899 rentable square feet of the Project, as more particularly shown on Exhibit A attached hereto (the “Surrender Premises”) as of 11:59 p.m. on January 31, 2020 (the “Surrender Date”).

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.

Surrender of Surrender Premises   The Lease with respect to the Surrender Premises shall terminate as provided for In the Lease on the Surrender Date Tenant shall voluntarily surrender the Surrender Premises on such date m accordance with all surrender requirements contained in the Lease and in the condition in which Tenant is required to surrender the Premises as of the expiration of the Lease From and after the Surrender Date, Tenant shall have no further rights of any kind with respect to the Surrender Premises. Notwithstanding the foregoing, those provisions of the Lease which, by their terms, survive the termination of the Lease shall survive the surrender of the Surrender Premises and termination of the Lease with respect to the Surrender Premises as provided for herein. Nothing herein shall excuse Tenant from Its obligations under the Lease with respect to the Surrender Premises prior to the Surrender Date.

EXHIBIT 10.20

2.

Definition of Premises.  Commencing February 1, 2020, the defined terms “Premises” and “Rentable Area of Premises” on Page 1 of the Lease, respectively, are deleted in their entirety and replaced with the following

“Premises: That certain portion of the Building, containing approximately 21,539 rentable square feet, consisting of: (i) approximately 13,711 rentable square feet (the “Second Expansion Premises”), and (ii) approximately 7,828 rentable square feet (the “Third Expansion Premises”), all as shown on Exhibit A.”

“Rentable Area of Premises: 21,539 sq ft.”

Commencing on February 1, 2020, Exhibit A of the Lease shall be amended to delete the Surrender Premises.

3.

Base Rent   Tenant shall continue to pay Base Rent for the entire Premises (including the Surrender Premises) as provided for in the Lease through the Surrender Date Commencing on February 1, 2020, Tenant shall continue to pay Base Rent with respect to the remaining Premises (but not the Surrender Premises) through the Eighth Amendment Expiration Date.

4.

Tenant’s Share of Operating Expenses    Commencing February 1, 2020, the defined term “Tenant’s Share of Operating Expenses” on Page 1 of the Lease 1s deleted in its entirety and replaced with the following

“Tenant’s Share of Operating Expenses: 15.30%”

5.

OFAC. Tenant and, to the best of Tenant’s knowledge, ail beneficial owners of Tenant are currently (a) in compliance with and shall at all times during the Term of the Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U S Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the Term of the Lease be listed on, the Specially Designated Nationals and Blocked Persons List maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a US person is prohibited from conducting business under the OFAC Rules.

6.	Miscellaneous.

a.This Ninth Amendment 1s the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions This Ninth Amendment may be amended only by an agreement in writing, signed by the parties hereto.

b.Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with the transaction reflected in this Ninth Amendment and that no Broker brought about this transaction Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.

EXHIBIT 10.20

c.This Ninth Amendment is binding upon and shall inure to the benefit of the parties hereto, and their respective successors and assigns.

d.This Ninth Amendment may be executed in 2 or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument Counterparts may be delivered via facsimile, electronic mall (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes Electronic signatures shall be deemed original signatures for purposes of this Ninth Amendment and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.

e.Except as amended and/or modified by this Ninth Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Ninth Amendment in the event of any conflict between the provisions of this Ninth Amendment and the provisions of the Lease, the prov1s1ons of this Ninth Amendment shall prevail whether or not specifically amended by this Ninth Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and Intent of this Ninth Amendment.

[Signatures are on the next page]

EXHIBIT 10.20

IN WITNESS WHEREOF, the parties hereto have executed this Ninth Amendment as of the day and year first above written.

LANDLORD:	ARE-480 ARSENAL STREET, LLC, a Delaware limited liability company

	By	ALEXANDRIA REAL ESTATE EQUITIES, L.P., a Delaware limited partnership, managing member

		By	ARE-QRS CORP, a Maryland corporation, general partner

			By:	/s/ Cary Dean
			Its	Senior Vice President RE Legal Affairs

TENANT:	TETRAPHASE PHARMACEUTICALS, INC. a Delaware corporation

	By:	/s/ Maria Stahl
	Its	CBO and General Counsel

4